EXHIBIT 31

CERTIFICATION

I, Patrick G. Adams, the Chief Executive and Financial Officer of First Metroplex, Inc., certify that:

1.	I have reviewed this Form 10-KSB/A of First Metroplex, Inc..;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[omitted];

4.	[omitted];

5.	[omitted].

Date: April 20, 2005

/s/ Patrick G. Adams

Patrick G. Adams Chief Executive and Financial Officer